Registration No. 333-26423


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Perini Corporation
             (Exact name of Registrant as specified in its charter)

                                  MASSACHUSETTS
         (State or other jurisdiction of incorporation or organization)

                                   04-1717070
                      (I.R.S. Employer Identification No.)

              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
                        (Address, including zip code, and
                        telephone number, including area
                         code, of registrant's principal
                               executive offices)

                 PERINI CORPORATION AMENDED AND RESTATED GENERAL
                           INCENTIVE COMPENSATION PLAN
              PERINI CORPORATION AMENDED AND RESTATED CONSTRUCTION
                    BUSINESS UNIT INCENTIVE COMPENSATION PLAN
                        --------------------------------
                            (Full title of the plans)

                                 DAVID B. PERINI
                             CHAIRMAN OF THE COMPANY
                               PERINI CORPORATION
              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Thomas W. Jackson, Esq.
                            Jacobs Persinger & Parker
                    77 Water Street, New York, New York 10005
                                 (212) 344-1866

                               Perini Corporation


         This Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-26423) (the "Registration Statement") is being filed to deregister certain shares of Common Stock, $1.00 par value (the "Common Stock"), of Perini Corporation (the "Registrant") which were registered pursuant to the Registrant's Amended and Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan (collectively the "Plans").

         The Registration Statement registered 237,142 shares of Common Stock to be issued for the stock portion of the 1996 incentive compensation awards (the "1996 Awards") payable to employees in 1997 under the Plans. As of April 27, 1998, of the 237,142 shares of Common Stock registered, 234,637 shares were issued in payment of the 1996 Awards and 2,505 shares are reserved and remain available for issuance for payment of the 1996 Awards. Payment of the 1996 Awards is presently completed and 2,505 shares of Common Stock reserved for issuance will not be issued and are hereby deregistered.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Perini Corporation, certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on the 27th day of April, 1998.

                               PERINI CORPORATION



                               By:      s/David B. Perini
                                        David B. Perini
                                        Chairman of the Company


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


               Signature                                Title                            Date
               ---------                                -----                            ----
                                        Chairman of the Company                     April 27, 1998
                                        (Principal Executive Director)
s/David B. Perini
DAVID B. PERINI
                                        Executive Vice President, Chief             April 27, 1998
                                        Financial Officer (Principal
s/Robert Band                           Financial Officer)
ROBERT BAND
                                        Vice President and Controller               April 27, 1998
                                        (Principal Accounting Officer)
s/Barry R. Blake
BARRY R. BLAKE



               Signature                                Title                            Date
               ---------                                -----                            ----
Richard J. Boushka *                    Director                                    April 27, 1998
--------------------
RICHARD J. BOUSHKA

Marshall M. Criser *                    Director                                    April 27, 1998
--------------------
MARSHALL M. CRISER

Albert A. Dorman *                      Director                                    April 27, 1998
------------------
ALBERT A. DORMAN

Arthur J. Fox, Jr. *                    Director                                    April 27, 1998
--------------------
ARTHUR J. FOX, JR.

Nancy Hawthorne *                       Director                                    April 27, 1998
-----------------
NANCY HAWTHORNE

Michael R. Klein *                      Director                                    April 27, 1998
------------------
MICHAEL R. KLEIN

John J. McHale *                        Director                                    April 27, 1998
----------------
JOHN J. McHALE

Jane E. Newman *                        Director                                    April 27, 1998
----------------
JANE E. NEWMAN

Bart W. Perini *                        Director                                    April 27, 1998
----------------
BART W. PERINI

Ronald N. Tutor *                       Director                                    April 27, 1998
-----------------
RONALD N. TUTOR


*  By:  s/David B. Perini
        DAVID B. PERINI, ATTORNEY-IN-FACT